Exhibit 10.1

THIS DOCUMENT HAS

BEEN PREPARED BY:

David A. Weill, Esq.

Kutak Rock LLP

1650 Farnam Street

Omaha, Nebraska 68102

THIS DOCUMENT IS TO

BE RETURNED TO:

LandAmerica Financial Group

3636 North Central Avenue, Suite 350

Phoenix, Arizona 85012

Attn:  Mr. Allen Brown / Kimberly Bleecks

X-02-25965

AMENDED AND RESTATED

MORTGAGE, ASSIGNMENT OF RENTS AND LEASES,

SECURITY AGREEMENT AND FIXTURE FILING

STATE OF FLORIDA DOCUMENTARY STAMP TAX AND NONRECURRING INTANGIBLE TAX WERE PREVIOUSLY PAID IN CONNECTION WITH THE ORIGINAL NOTE AND MORTGAGE RECORDED AT OFFICIAL RECORDS VOLUME 8509, PAGE 1565 OF THE PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA

THIS AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (this "Mortgage") is dated as of October 9, 2002, between FAMILY STEAK HOUSES OF FLORIDA, INC., a Florida corporation ("Borrower"), whose address is 2113 Florida Boulevard, Neptune Beach, FL 32266, to and for the benefit of GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation ("Lender"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255.

RECITALS:

Lender is the holder of a promissory note dated December 18, 1996, in the original principal amount of $750,000 (the "Original Note") made by Borrower and payable to the order of Lender. The Original Note is secured by a Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated December 18, 1996 from Borrower to FFCA Mortgage Corporation ("Original Lender") recorded among the Public Records of Duval County, Florida in Official Record Volume 8509 at Page 1565 ("Original Mortgage") on certain improved real property located in Duval County, Florida. The Original Mortgage was assigned by Original Lender to LaSalle Bank National Association, f/k/a LaSalle National Bank, Trustee pursuant to that certain Indenture dated as of May 1, 1997 ("LaSalle") pursuant to an Assignment of Mortgage dated December 18, 1996 and recorded among the Public Records of Duval County, Florida in Official Record Volume 8562 at Page 1598 and assigned by LaSalle to Lender pursuant to an Assignment of Mortgage dated as of the date hereof and recorded among the Public Records of Duval County, Florida in Official Record Volume       at Page     . The Original Note is being amended and restated in its entirety (the "Note") to reflect among other things, a change in the interest rate and terms of payment. The Borrower and the Lender now desire to amend and modify the terms of the Original Mortgage and have agreed, for purposes of convenience, to amend and restate the Original Mortgage, in its entirety.

The capitalized terms used in this Mortgage, if not elsewhere defined herein, are defined as indicated in Article I. Borrower holds the fee simple interest in the Premises, subject to the Permitted Exceptions. Borrower is executing this Mortgage for the purpose of granting the interest of Borrower in and to the Mortgaged Property (as defined in the Granting Clauses below) as security for the payment of the Obligations. The Mortgaged Property shall be and remain subject to the lien of this Mortgage and shall constitute security for the Obligations so long as the Obligations shall remain outstanding.

GRANTING CLAUSES:

Borrower, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, by these presents does hereby create a security interest in, mortgage, grant, bargain, sell, assign, pledge, give, transfer, set over and convey unto Lender and to its successors and assigns WITH POWER OF SALE AND RIGHT OF ENTRY, for the benefit and security of Lender and its successors and assigns, all of Borrower's estate, right, title and interest in, to and under any and all of the following property (the "Mortgaged Property"), whether now owned or hereafter acquired, subject only to the Permitted Exceptions:

Premises, Rents and Derivative Interests

The Premises, all rents, issues, profits, royalties, income and other benefits derived from the property comprising the Premises and the Personal Property (as defined below) or any portion thereof (collectively, the "Rents"); all leases or subleases covering the Premises and the Personal Property or any portion thereof now or hereafter existing or entered into, including, without limitation, the Lease (collectively, "Leases" and individually, a "Lease"), including, without limitation, all cash or security deposits, advance rentals and deposits or payments of similar nature and all guaranties relating to the Leases; all options to purchase or lease the Premises and the Personal Property or any portion thereof or interest therein, and any greater estate in the Premises; all interests, estate or other claims, both in law and in equity, with respect to the Premises and the Personal Property or any portion thereof; all easements, rights-of-way and rights used in connection therewith or as a means of access thereto, and all tenements, hereditaments and appurtenances thereof and thereto, and all water rights and shares of stock evidencing the same; all land lying within the right-of-way of any street, open or proposed, adjoining the Premises and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Premises;

Personal Property

All tangible personal property now or at any time hereafter located on or at the Premises or used in connection therewith, including, without limitation, all machinery, appliances, furniture, equipment and inventory (the "Personal Property");

Intangibles

All existing and future accounts, contract rights, including, without limitation, with respect to equipment leases, general intangibles, files, books of account, agreements, franchise, license and/or area development agreements, distributor agreements, Indemnity Agreements, permits, licenses and certificates necessary or desirable in connection with the acquisition, ownership, leasing, construction, operation, servicing or management of the property comprising the Premises and the Personal Property or any portion thereof, whether now existing or entered into or obtained after the date hereof, all existing and future names under or by which the property comprising the Premises and the Personal Property or any portion thereof may at any time be operated or known, all rights to carry on business under any such names or any variant thereof, and all existing and future telephone numbers and listings, advertising and marketing materials, trademarks and good will in any way relating to the property comprising the Premises and the Personal Property or any portion thereof; and

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Claims and Awards

All the claims or demands with respect to the Premises and the Personal Property or any portion thereof, including, without limitation, claims or demands with respect to the proceeds of insurance in effect with respect thereto, claims under any indemnity agreement, including, without limitation, any indemnity agreement executed for the benefit of the Premises and the Personal Property or any portion thereof with respect to Hazardous Materials or USTs, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Premises and the Personal Property, including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages.

The Mortgaged Property shall include all products and proceeds of the foregoing property.

TO HAVE AND TO HOLD the Mortgaged Property hereby granted or mortgaged or intended to be granted or mortgaged, unto Lender, and its successors and assigns, upon the terms, provisions and conditions set forth herein.

THIS MORTGAGE SHALL SECURE THE FOLLOWING INDEBTEDNESS AND OBLIGATIONS (the "Obligations"):

(i)          Payment of indebtedness evidenced by the Note together with all extensions, renewals, amendments and modifications thereof;

(ii)         Payment of all other indebtedness and other sums, with interest thereon, which may be owed under, and performance of all other obligations and covenants contained in, any Loan Document (other than the Environmental Indemnity Agreement), together with any other instrument given to evidence or further secure the payment and performance of any obligation secured hereby or thereby; and

(iii)        Payment of all indebtedness and other sums, with interest thereon, which may be owed under, and performance of all other obligations and covenants contained in any Other Agreement, together with any other instrument given to evidence or further secure the payment and performance of any obligation secured thereby.

It is the intention of the parties hereto that the Mortgaged Property shall secure all of the Obligations presently or hereafter owed, and that the priority of the security interest created by this Mortgage for all such Obligations shall be controlled by the time of proper recording of this Mortgage. In addition, this Mortgage shall also secure unpaid balances of advances made with respect to the Mortgaged Property for the payment of taxes, assessments, insurance premiums, costs or any other advances incurred for the protection of the Mortgaged Property, together with interest thereon until paid at the Default Rate, all as contemplated in this Mortgage, all of which shall constitute a part of the Obligations. This paragraph shall serve as notice to all persons who may seek or obtain a lien on the Mortgaged Property subsequent to the date of recording of this Mortgage, that until this Mortgage is released, any debt owed Lender by Borrower, including advances made subsequent to the recording of this Mortgage, shall be secured with the priority afforded this Mortgage as recorded.

Notwithstanding the foregoing or any other provisions of this Mortgage to the contrary:

(x)          in the event that the Loan becomes the subject of a Securitization, Participation or Transfer, this Mortgage shall only secure indebtedness and obligations relating to the Loan and any other loans between any of the Borrower Parties on the one hand and any of the Lender Entities on the other hand which are part of the same Loan Pool as the Loan; and

(y)          in the event that any loans between any of the Borrower Parties on the one hand and any of the Lender Entities on the other hand (other than the Loan) become the subject of a Securitization, Participation or Transfer, this Mortgage shall not secure any indebtedness and obligations relating to such loans unless the Loan is part of the same Loan Pool as such loans.

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IT IS HEREBY COVENANTED, DECLARED AND AGREED that the Note and the other Loan Documents are to be executed, delivered and secured and that the Mortgaged Property is to be held and disposed of by Lender, upon and subject to the provisions of this Mortgage.

ARTICLE I

DEFINED TERMS

Section 1.01. Incorporation of Definitions. Initially capitalized terms not otherwise defined in this Mortgage shall have the meanings set forth in that certain Loan Agreement dated as of the date of this Mortgage between Borrower and Lender, as the same may be amended from time to time (the "Loan Agreement")

Section 1.02. Additional Definitions. Unless the context otherwise specifies or requires, the following terms shall have the meanings specified (such definitions to be applicable equally to singular and plural nouns and verbs of any tense):

"Environmental Indemnity Agreement" means that certain Environmental Indemnity Agreement dated as of the date of this Mortgage executed by Borrower for the benefit of Lender and such other parties as are identified in such agreement with respect to the Premises, as the same may be amended from time to time.

"Event of Default" has the meaning set forth in Section 6.01.

"Improvements" means all buildings, fixtures and other improvements now or hereafter located on the Land (whether or not affixed to the Land).

"Indemnified Parties" means Lender and Environmental Insurer and any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by this Mortgage is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in any Securitization, Participation or Transfer, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, lenders, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Mortgaged Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

"Land" means the parcel or parcels of real estate legally described in Exhibit A attached hereto, and all rights, privileges and appurtenances therewith.

"Lease" and "Leases" has the meaning set forth in the Granting Clause.

"Lessee" means Barnhill’s Buffet, Inc.

"Loan" means the loan made by Lender to Borrower which is evidenced by the Note and secured by this Mortgage.

"Loan Agreement" has the meaning set forth in Section 1.01.

"Mortgaged Property" has the meaning set forth in the Granting Clause.

"Net Award" has the meaning set forth in Section 4.01(b)(v).

"Net Insurance Proceeds" has the meaning set forth in Section 4.01(a)(iii)

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"Note" means the promissory note dated as of even date herewith in the amount of $644,000.00 executed by Borrower and payable to Lender which is secured by this Mortgage and any amendments, extensions or modifications thereof, including, without limitation, any amendment and restatement of the Note as a result of a prepayment contemplated by Section 9 of the Loan Agreement.

"Obligations" has the meaning set forth in the Granting Clause.

"Other Agreements" means, collectively, all agreements and instruments between, among or by (1) any of the Borrower Parties, and, or for the benefit of, (2) any of the Lender Entities, including, without limitation, promissory notes and guaranties; provided, however, the term "Other Agreements" shall not include the agreements and instruments defined in the Loan Agreement as the Loan Documents.

"Outstanding Obligations" has the meaning set forth in Section 4.01(b)(iv)(x)(aa).

"Partial Taking" has the meaning set forth in Section 4.01(b)(ii).

"Personal Property" has the meaning set forth in the Granting Clause.

"Premises" means the Land and the Improvements.

"Rents" has the meaning set forth in the Granting Clause.

"Restoration" means the restoration, replacement or rebuilding of the Premises, or any part thereof, as nearly as possible to its value, condition and character immediately prior to any damage, destruction or Taking.

"State" means the State in which the Premises is located.

"Taking" has the meaning set forth in Section 4.01(b)(i).

"Total Taking" has the meaning set forth in Section 4.01(b)(ii).

"UCC" has the meaning set forth in Section 6.02(iii).

ARTICLE II

INCORPORATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER

The representations, warranties and covenants of Borrower set forth in the Loan Agreement are incorporated by reference into this Mortgage as if stated in full in this Mortgage. All representations and warranties as incorporated herein shall be deemed to have been made as of the date of this Mortgage and all representations, warranties and covenants incorporated herein shall survive the execution and delivery of this Mortgage.

ARTICLE III

COVENANTS OF BORROWER

In addition to any covenants of Borrower set forth in the Loan Agreement or any other Loan Document, Borrower hereby covenants to Lender and agrees as follows until the Obligations are satisfied in full:

Section 3.01. Recording. Borrower shall, upon the execution and delivery hereof and thereafter from time to time, take such actions as Lender may request to cause this Mortgage, each supplement and amendment to such instrument and financing statements with respect thereto and each instrument of further assurance (collectively, the "Recordable Documents") to be filed, registered and recorded as may be required by law to publish notice and maintain the first lien or security interest, as applicable, hereof upon the Mortgaged Property and to publish notice of and protect the validity of the Recordable Documents. Borrower shall, from time to time, perform or cause to be performed any other act and shall execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to any of said documents) requested by Lender for carrying out the intention of, or facilitating the performance of, this Mortgage. Lender shall be and is hereby irrevocably appointed the agent and attorney-in-fact of Borrower to comply therewith (including the execution, delivery and filing of such financing statements and other instruments), which appointment is coupled with an interest; provided, however, Lender shall not exercise such power of attorney unless Borrower has first failed to comply with this Section, and provided, further, that this sentence shall not prevent any default in the observance of this Section from constituting an Event of Default. To the extent permitted by law, Borrower shall pay or cause to be paid recording taxes and fees incident thereto and all expenses, taxes and other governmental charges incident to or in connection with the preparation, execution, delivery or acknowledgment of the Recordable Documents, any instruments of further assurance and the Note.

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Section 3.02. Use; Maintenance and Repair; Leases. (a) The Mortgaged Property shall be used solely for the operation of a Permitted Concept and for no other purpose. Except as set forth below, and except during periods when the Premises is untenantable by reason of fire or other casualty or condemnation (provided, however, during all such periods while the Premises is untenantable, Borrower shall strictly comply with the terms and conditions of Section 4.01 of this Mortgage), Borrower shall at all times while this Mortgage is in effect occupy the Mortgaged Property, or cause Lessee to occupy the Mortgaged Property, and diligently operate its business, or cause Lessee to diligently operate its business, on the Mortgaged Property. Borrower may cease or allow Lessee to cease diligent operation of business at the Mortgaged Property for a period not to exceed 90 days and may do so only once within any five-year period while this Mortgage is in effect. If Borrower or Lessee does discontinue operation as permitted by this Section, Borrower shall (i) give written notice to Lender within 10 days after Borrower or Lessee elects to cease operation, (ii) provide adequate protection and maintenance of the Mortgaged Property during any period of vacancy and (iii) pay all costs necessary to restore the Mortgaged Property to its condition on the day operation of the business ceased at such time as the Mortgaged Property is reopened for Borrower's or Lessee’s business operations or other substituted use. Notwithstanding anything herein to the contrary, Borrower shall pay monthly the principal and interest due under the Note during any period in which Borrower or Lessee discontinues operation.

Borrower shall not, and shall not permit any lessee to, by itself or through any lease or other type of transfer, convert the Premises to an alternative use while this Mortgage is in effect without Lender's consent, which consent shall not be unreasonably withheld. Lender may consider any or all of the following in determining whether to grant its consent, without being deemed to be unreasonable: (i) whether the converted use will be consistent with the highest and best use of the Mortgaged Property, and (ii) whether the converted use will increase Lender's risks or decrease the value of the Mortgaged Property.

(b)          Borrower shall, or shall cause Lessee to, (i) maintain the Mortgaged Property in good condition and repair, subject to reasonable and ordinary wear and tear, free from actual or constructive waste, (ii) operate, remodel, update and modernize the Mortgaged Property in accordance with those standards adopted from time to time by Lessee on a system-wide basis for the acceptable Permitted Concept, with such remodeling and modernizing being undertaken in accordance with Lessee’s system-wide timing schedules for such activities, and (iii) pay all operating costs of the Premises in the ordinary course of business.

(c)          Borrower shall not, and shall not permit Lessee to, (i) enter into any Leases (other than the Lease) without Lender's prior written consent; (ii) modify or amend the terms of any Lease without Lender's prior written consent; (iii) grant any consents under any Lease, including, without limitation, any consent to an assignment of any Lease, a mortgaging of the leasehold estate created by any Lease or a subletting by the lessee under any Lease, without Lender's prior written consent; (iv) terminate, cancel, surrender, or accept the surrender of, any Lease, or waive or release any person from the observance or performance of any obligation to be performed under the terms of any Lease or liability on account of any warranty given thereunder, without Lender's prior written consent; or (v) assign, transfer, mortgage, pledge or hypothecate any Lease or any interest therein to any party other than Lender, without Lender's prior written consent. Any lease, modification, amendment, grant, termination, cancellation, surrender, waiver or release in violation of the foregoing provision shall be null and void and of no force and effect. Unless Lender otherwise consents or elects, Borrower's title to the Mortgaged Property and the leasehold interest in the Mortgaged Property created by any Lease shall not merge, but shall always be kept separate and distinct, notwithstanding the union of such estates in Borrower, Lender or any other person by purchase, operation of law, foreclosure of this Mortgage, sale of the Mortgaged Property pursuant to this Mortgage or otherwise.

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(d)          Borrower shall (i) fulfill, perform and observe in all respects each and every condition and covenant of Borrower contained in any Lease; (ii) give prompt notice to Lender of any claim or event of default under any Lease given to or by Borrower, together with a complete copy or statement of any information submitted or referenced in support of such claim or event of default; (iii) at the sole cost and expense of Borrower, enforce the performance and observance of each and every covenant and condition of any Lease to be performed or observed by any other party thereto, unless such enforcement is waived in writing by Lender; (iv) appear in and defend any action challenging the validity, enforceability or priority of the lien created hereby or the validity or enforceability of any Lease; and (v) hold that portion of the Rents which is sufficient to discharge all current sums due under the Note for use in the payment of such sums.

Section 3.03. Alterations and Improvements. Borrower shall not alter, or permit Lessee to alter, the exterior, structural, plumbing or electrical elements of the Mortgaged Property in any manner without the consent of Lender, which consent shall not be unreasonably withheld or conditioned; provided, however, Borrower or Lessee may undertake nonstructural alterations to the Mortgaged Property costing less than $100,000 without Lender's consent. For purposes of this Mortgage, alterations to the exterior, structural, plumbing or electrical elements of the Mortgaged Property shall mean:

(i)          alterations which affect the foundation or "footprint" of the Improvements;

(ii)         alterations which involve the structural elements of the Improvements, such as a load-bearing wall, structural beams, columns, supports or roof; or

(iii)        alterations which materially affect any of the building systems, including, without limitation, the electrical systems, plumbing, HVAC and fire and safety systems.

If Lender's consent is required hereunder and Lender consents to the making of any such alterations, the same shall be made by Borrower at Borrower's or Lessee’s sole expense by a licensed contractor and according to plans and specifications approved by Lender and subject to such other conditions as Lender shall require. Any work at any time commenced on the Mortgaged Property shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Mortgage. Upon completion of any alterations or any Restoration, Borrower shall promptly provide Lender with (i) evidence of full payment to all laborers and materialmen contributing to the alterations, (ii) an architect's certificate certifying the alterations to have been completed in conformity with the plans and specifications, (iii) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy), and (iv) any other documents or information reasonably requested by Lender.

Section 3.04. After-Acquired Property. All right, title and interest of Borrower in and to all improvements, alterations, substitutions, restorations and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by or released to Borrower, immediately upon such acquisition or release and without any further granting by Borrower, shall become part of the Mortgaged Property and shall be subject to the lien hereof fully, completely and with the same effect as though now owned by Borrower and specifically described in the Granting Clauses hereof. Borrower shall execute and deliver to Lender any further assurances, mortgages, grants, conveyances or assignments thereof as the Lender may reasonably require to subject the same to the lien hereof.

Section 3.05. Taxes, Assessments, Charges and Other Impositions. (a) Borrower shall do or cause to be done everything necessary to preserve the lien hereof without expense to Lender, including, without limitation, paying and discharging or causing to be paid and discharged, whether or not payable directly by Borrower or subject to withholding at the source, (i) all taxes, assessments, levies, fees, water and sewer rents and charges and all other governmental charges, general, special, ordinary or extraordinary, and all charges for utility or communications services, which may at any time be assessed, levied or imposed upon Borrower, Lessee, the Mortgaged Property, this Mortgage, the Obligations or the Rents or which may arise in respect of the occupancy, use, possession or operation thereof, (ii) all income, excess profits, sales, gross receipts and other taxes, duties or imposts, whether similar or not in nature, assessed, levied or imposed by any Governmental Authority on Borrower, Lessee, the Mortgaged Property or the Rents, and (iii) all lawful claims and demands of mechanics, laborers, materialmen and others which, if unpaid, might create a lien on the Mortgaged Property, or on the Rents, unless Borrower shall contest the amount or validity thereof in accordance with subsection (b).

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(b)          Borrower may, at its own expense, contest or cause to be contested, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any item specified in subsection (a) or lien therefor, provided that (i) Borrower shall provide written notice to Lender of any contest involving more than $10,000.00, (ii) such proceeding shall suspend the collection thereof from the Mortgaged Property or any interest therein, (iii) neither the Mortgaged Property nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings, (iv) no Event of Default has occurred and is continuing, and (v) Borrower shall have deposited with Lender adequate reserves for the payment of the taxes, together with all interest and penalties thereon, unless paid in full under protest, or Borrower shall have furnished the security as may be required in the proceeding or as may be required by Lender to insure payment of any contested taxes.

Section 3.06. Insurance. (a) Borrower shall maintain, or shall cause Lessee to maintain, with respect to the Mortgaged Property, at its sole expense, the following types and amounts of insurance (which may be included under a blanket insurance policy if all the other terms hereof are satisfied), in addition to such other insurance as Lender may reasonably require from time to time:

(i)          Insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (if the Premises is in a location designated by the Federal Emergency Management Administration as a Special Flood Hazard Area), earthquake (if the Premises is in an area subject to destructive earthquakes within recorded history), boiler explosion (if there is any boiler upon the Premises), plate glass breakage, sprinkler damage (if the Premises have a sprinkler system), all matters covered by a standard extended coverage endorsement, special coverage endorsement commonly known as an "all risk" endorsement and such other risks as Lender may reasonably require, insuring the Mortgaged Property for not less than 100% of their full insurable replacement cost.

(ii)         Commercial general liability and property damage insurance, including a products liability clause, covering Lender and Borrower against bodily injury liability, property damage liability and automobile bodily injury and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Mortgaged Property or adjoining ways, streets or sidewalks and, if applicable, insurance covering Lender, against liability arising from the sale of liquor, beer or wine on the Premises. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Borrower's obligations under Section 7.09 hereof to the extent insurable, and a "severability of interest" clause or endorsement which precludes the insurer from denying the claim of either Borrower or Lender because of the negligence or other acts of the other, shall be in amounts of not less than $1,000,000.00 per injury and occurrence with respect to any insured liability, whether for personal injury or property damage, or such higher limits as Lender may reasonably require from time to time, and shall be of form and substance reasonably satisfactory to Lender.

(iii)        Business income insurance equal to 100% of the principal and interest payable under the Note for a period of not less than six months.

(iv)        State Worker's compensation insurance in the statutorily mandated limits, employer's liability insurance with limits not less than $500,000 or such greater amount as Lender may from time to time require and such other insurance as may be necessary to comply with applicable laws.

(b)          All insurance policies shall:

(i)          Provide for a waiver of subrogation by the insurer as to claims against Lender, its employees and agents and provide that such insurance cannot be unreasonably cancelled, invalidated or suspended on account of the conduct of Borrower, its officers, directors, employees or agents;

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(ii)         Provide that any "no other insurance" clause in the insurance policy shall exclude any policies of insurance maintained by Lender and that the insurance policy shall not be brought into contribution with insurance maintained by Lender;

(iii)        Contain a standard without contribution mortgage clause endorsement in favor of Lender and its successors and assigns as their interests may appear and any other lender designated by Lender;

(iv)        Provide that the policy of insurance shall not be terminated, cancelled or substantially modified without at least thirty (30) days' prior written notice to Lender and to any lender covered by any standard mortgage clause endorsement;

(v)         Provide that the insurer shall not have the option to restore the Premises if Lender elects to terminate this Mortgage in accordance with the terms hereof;

(vi)        Be issued by insurance companies licensed to do business in the state in which the Premises is located and which are rated A:VI or better by Best's Insurance Guide or otherwise approved by Lender; and

(vii)       Provide that the insurer shall not deny a claim because of the negligence of Borrower, anyone acting for Borrower or any tenant or other occupant of the Mortgaged Property.

It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Borrower for its acts or omissions as provided in this Mortgage. All liability insurance policies (with the exception of worker's compensation insurance to the extent not available under statutory law) shall designate Lender and its successors and assigns as additional insureds as their interests may appear and shall be payable as set forth in Article IV hereof. All such policies shall be written as primary policies, with deductibles not to exceed 10% of the amount of coverage. Any other policies, including any policy now or hereafter carried by Lender, shall serve as excess coverage. Borrower shall procure , or shall cause Lessee to procure, policies for all insurance for periods of not less than one year and shall provide to Lender certificates of insurance or, upon Lender's request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Mortgage is in effect at all times.

Section 3.07. Impound Account. Upon the occurrence of an Event of Default under this Mortgage or any other Loan Document, Lender may require Borrower to pay to Lender sums which will provide an impound account (which shall not be deemed a trust fund) for paying up to the next one year of taxes, assessments and/or insurance premiums. Upon such requirement, Lender will estimate the amounts needed for such purposes and will notify Borrower to pay the same to Lender in equal monthly installments, as nearly as practicable, in addition to all other sums due under this Mortgage. Should additional funds be required at any time, Borrower shall pay the same to Lender on demand. Borrower shall advise Lender of all taxes and insurance bills which are due and shall cooperate fully with Lender in assuring that the same are paid. Lender may deposit all impounded funds in accounts insured by any federal or state agency and may commingle such funds with other funds and accounts of Lender. Interest or other gains from such funds, if any, shall be the sole property of Lender. If an Event of Default shall occur subsequent to Lender requiring the establishment of an impound account pursuant to this Section, Lender may apply all impounded funds against any sums due from Borrower to Lender. Lender shall give to Borrower an annual accounting showing all credits and debits to and from such impounded funds received from Borrower.

Section 3.08. Advances by Lender. Lender may make advances to perform any of the covenants contained in this Mortgage on Borrower's behalf and all sums so advanced (and all sums advanced pursuant to any other provision hereof) by Lender shall be secured hereby. Borrower shall repay on demand all sums so advanced with interest thereon at the Default Rate, such interest to be computed from and including the date of the making of such advance to and including the date of such repayment, and at Lender's election, Lender may add the amount of such advance to the principal balance of the Loan.

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Section 3.09. Negative Covenants. Without limiting the terms and conditions of Section 8 of the Loan Agreement, Borrower agrees that Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Mortgaged Property or any part thereof or permit the Mortgaged Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred (each, a "Prohibited Transaction"), other than sales from inventory in the ordinary course of business and the replacement of obsolete Personal Property. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Section shall be deemed to include, but not limited to, (a) an installment sales agreement wherein Borrower agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; and (b) an agreement by Borrower leasing all or any part of the Mortgaged Property (other than the Lease) or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Lease or any Rents.

Lender's consent to a Prohibited Transaction shall be subject to the satisfaction of such conditions as Lender shall determine in its sole discretion, including, without limitation, (i) Borrower having executed and delivered such modifications to the terms of this Mortgage and the other Loan Documents as Lender shall request, (ii) the Prohibited Transaction having been approved by each of the rating agencies which have issued ratings in connection with any Securitization of the Loan as well as any other rating agency selected by Lender, and (iii) the proposed transferee having assumed the Note, this Mortgage and the other Loan Documents (as modified pursuant to clause (i) above). In addition, any such consent shall be conditioned upon the payment by Borrower to Lender of (x) a fee equal to one percent (1%) of the then outstanding principal balance of the Note and (y) all out-of-pocket costs and expenses incurred by Lender in connection with such consent, including, without limitation, reasonable attorneys' fees. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon Borrower's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Mortgaged Property without Lender's consent, as required hereunder. The provisions of this Section shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Mortgaged Property.

ARTICLE IV

POSSESSION, USE AND RELEASE OF THE MORTGAGED PROPERTY

Section 4.01. Casualty or Condemnation. Borrower, immediately upon obtaining knowledge of any casualty to any portion of the Mortgaged Property or of any proceeding or negotiation for the taking of all or any portion of the Mortgaged Property in condemnation or other eminent domain proceedings, shall notify Lender of such casualty, proceeding or negotiation. Any award, compensation or other payment resulting from such casualty or condemnation or eminent domain proceeding, as applicable, shall be applied as set forth below (the "Proceeds"). Lender may participate in any condemnation or eminent domain proceeding, and Borrower will deliver or cause to be delivered to Lender all instruments reasonably requested by Lender to permit such participation.

(a)          Casualty. (i) In the event of any material damage to or destruction of the Mortgaged Property or any part thereof, Borrower will promptly give written notice to Lender, generally describing the nature and extent of such damage or destruction. No damage to or destruction of the Mortgaged Property shall relieve Borrower of its obligation to pay any monetary sum due under the Loan Documents at the time and in the manner provided in the Loan Documents.

(ii)         In the event of any damage to or destruction of the Mortgaged Property or any part thereof, Borrower, whether or not the Proceeds, if any, on account of such damage or destruction shall be sufficient for the purpose, at its expense, shall promptly cause the Restoration to be commenced and completed.

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(iii)        Proceeds received by Lender and Borrower on account of any occurrence of damage to or destruction of the Mortgaged Property or any part thereof, less the costs, fees and expenses incurred by Lender and Borrower in the collection thereof, including, without limitation, adjuster's fees and expenses and attorneys' fees and expenses (the "Net Insurance Proceeds"), shall be paid to (1) Borrower, if the amount of such Net Insurance Proceeds is less than $100,000 and applied by Borrower toward the cost of the Restoration, and (2) Lender, if the amount of such Net Insurance Proceeds is $100,000 or greater. Net Insurance Proceeds paid to Lender shall be held and disbursed by Lender, or as Lender may from time to time direct, as the Restoration progresses, to pay or reimburse Borrower for the cost of the Restoration, upon written request of Borrower accompanied by evidence, reasonably satisfactory to Lender, that (aa) the Restoration is in full compliance with all Applicable Regulations and all private restrictions and requirements, (bb) the amount requested has been paid or is then due and payable and is properly a part of such cost, (cc) there are no mechanics' or similar liens for labor or materials theretofore supplied in connection with the Restoration, (dd) if the estimated cost of the Restoration exceeds the Net Insurance Proceeds (exclusive of Proceeds received from Borrower's business income insurance), Borrower has deposited into an escrow satisfactory to Lender such excess amount, which sum will be disbursed pursuant to escrow instructions satisfactory to Lender, and (ee) the balance of such Net Insurance Proceeds, together with the funds deposited into escrow, if any, pursuant to the preceding subsection (dd), after making the payment requested will be sufficient to pay the balance of the cost of the Restoration. Upon receipt by Lender of evidence reasonably satisfactory to it that the Restoration has been completed and the cost thereof paid in full, and that there are no mechanics' or similar liens for labor or materials supplied in connection therewith, the balance, if any, of such Net Insurance Proceeds shall be paid to Borrower. If at the time of the damage or destruction to the Mortgaged Property or at any time thereafter an Event of Default shall have occurred and be continuing under the Loan Documents, all Net Insurance Proceeds shall be paid to Lender, and Lender may retain and apply the Net Insurance Proceeds toward the Obligations whether or not then due and payable, in such order, priority and proportions as Lender in its discretion shall deem proper, or to cure such Event of Default, or, in Lender's discretion, Lender may pay such Net Insurance Proceeds in whole or in part to Borrower to be applied toward the cost of the Restoration. If Lender shall receive and retain Net Insurance Proceeds, the lien of this Mortgage shall be reduced only by the amount received and retained by Lender and actually applied by Lender in reduction of the Obligations.

(b)          Condemnation. (i) In case of a taking of all or any part of the Mortgaged Property or the commencement of any proceedings or negotiations which might result in a taking, for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between Lender, Borrower and those authorized to exercise such right ("Taking"), Borrower will promptly give written notice thereof to Lender, generally describing the nature and extent of such Taking. Lender shall file and prosecute on behalf of Lender and Borrower any and all claims for Proceeds, and all Proceeds on account of a Taking shall be paid to Lender.

(ii)         In case of a Taking of the whole of the Mortgaged Property, other than for temporary use ("Total Taking"), or in case of a Taking of less than all of the Mortgaged Property ("Partial Taking"), the Loan Documents shall remain in full force and effect. In the case of a Partial Taking, Borrower, whether or not the Proceeds, if any, on account of such Partial Taking shall be sufficient for the purpose (but provided they are made available by Lender for such purpose), at its own cost and expense, will promptly commence and complete the Restoration. In case of a Partial Taking, other than a temporary use, of such a substantial part of the Mortgaged Property as shall result in the Mortgaged Property remaining after such Partial Taking being unsuitable for use, such Taking shall be deemed a Total Taking.

(iii)        In case of a temporary use of the whole or any part of the Mortgaged Property by a Taking, the Loan Documents shall remain in full force and effect without any reduction of any monetary sum payable under the Loan Documents. In any proceeding for such Taking, Lender shall have the right to intervene and participate; provided that, if such intervention shall not be permitted, Borrower shall consult with Lender, its attorneys and experts, and make all reasonable efforts to cooperate with Lender in the prosecution or defense of such proceeding. At the termination of any such use or occupation of the Mortgaged Property, Borrower will, at its own cost and expense, promptly commence and complete the Restoration.

(iv)        Proceeds on account of a Taking, less the costs, fees and expenses incurred by Lender and Borrower in connection with the collection thereof, including, without limitation, attorneys' fees and expenses, shall be applied in the following order:

(x)          Proceeds received on account of a Total Taking shall be allocated as follows:

(aa)         There shall be paid to the Lender an amount up to the sum of the outstanding principal, including all sums advanced by Lender hereunder, and interest under the Note, all as of the date on which such payment is made, such amount shall be applied first against all sums advanced by Lender under this Mortgage, second against the accrued but unpaid interest on the Note, and third to the remaining unpaid principal amount of the Note. If the Proceeds received on account of a Total Taking are not sufficient to satisfy the outstanding principal balance of the Note, all accrued but unpaid interest on the Note, all other sums due under the Note, all sums advanced by Lender under this Mortgage and all other sums due and payable under this Mortgage and the other Loan Documents corresponding to the Premises (collectively, the "Outstanding Obligations"), Borrower shall pay to Lender simultaneously with the payment of such Proceeds to Lender the difference between the amount of such Proceeds and the amount of the Outstanding Obligations.

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(bb)         Any remaining balance shall be paid to Borrower.

(y)          Proceeds received on account of a Partial Taking shall be held and allocated as follows:

(i) first, toward the cost of the Restoration, such application of net awards and other payments to be made substantially in the manner provided in Section 4.01(a)(iii) of this Mortgage; and

(ii) then, all or any portion of the balance of such proceeds shall, in Lender's sole discretion, either be paid to:

(1) Lender, as the holder of this Mortgage, and applied toward the Outstanding Obligations in such order, priority and proportion, and at such time on or prior to the Maturity Date (as defined in the Note), as Lender shall determine; or

(2) Borrower; provided, however, in Lender's sole discretion, such proceeds shall be pledged to Lender to secure the Outstanding Obligations pursuant to a security agreement reasonably satisfactory to Lender, or, with Lender's consent, Borrower shall provide Lender with alternative security satisfactory to Lender in its sole discretion.

Lender may deposit any funds held by it in accounts insured by any federal or state agency and may commingle such funds with other funds and accounts of Lender. Interest or gains from such funds, if any, shall be the sole property of Lender.

(z)          Proceeds received on account of a Taking for temporary use shall be held by Lender and applied to the payment of the monthly installments of combined interest and principal becoming due under the Note, until such Taking for temporary use is terminated and the Restoration, if any, has been completed; provided, however, that, if any portion of any such award or payment is made by reason of any damage to or destruction of the Mortgaged Property, such portion shall be held and applied as provided in Section 4.01(a)(iii) hereof. The balance, if any, of such awards and payments shall be paid to Borrower.

(v)         Notwithstanding the foregoing, if at the time of any Taking or at any time thereafter an Event of Default shall have occurred and be continuing under the Loan Documents, Lender is hereby authorized and empowered, in the name and on behalf of Borrower and otherwise, to file and prosecute Borrower's claim, if any, for an award on account of any Taking and to collect such award and apply the same, after deducting all costs, fees and expenses incident to the collection thereof (the "Net Award"), toward the Obligations whether or not then due and payable, in such order, priority and proportions as Lender in its discretion shall deem proper, or to cure such Event of Default, or, in Lender's discretion, Lender may pay the Net Award in whole or in part to Borrower to be applied toward the cost of the Restoration. If Lender shall receive and retain the Net Award, the lien of this Mortgage shall be reduced only by the amount received and retained by Lender and actually applied by Lender in reduction of the Obligations.

Section 4.02. Conveyance in Anticipation of Condemnation, Granting of Easements, Etc. If no Event of Default shall have occurred and be continuing, Borrower may, from time to time with respect to its interest in the Mortgaged Property, and with Lender's prior written consent, (i) sell, assign, convey or otherwise transfer any interest therein to any person legally empowered to take such interest under the power of eminent domain, (ii) grant easements and other rights in the nature of easements, (iii) release existing easements or other rights in the nature of easements which are for the benefit of the Mortgaged Property, (iv) dedicate or transfer unimproved portions of the Mortgaged Property for road, highway or other public purposes, (v) execute petitions to have the Mortgaged Property annexed to any municipal corporation or utility district, and (vi) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers.

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Section 4.03. Lender's Power. At any time, or from time to time, without liability therefor, Lender, without affecting the personal liability of any person for payment of the Obligations or the effect of this Mortgage upon the remainder of said Mortgaged Property, may from time to time without notice (i) release any part of said Mortgaged Property, (ii) consent in writing to the making of any map or plat thereof, (iii) join in granting any easement thereon, (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof, (v) release any person so liable, (vi) extend the maturity or alter any of the terms of any Obligations, (vii) grant other indulgences, (viii) take or release any other or additional security for any Obligations, (ix) make compositions or other arrangements with debtors in relation thereto, or (x) advance additional funds to protect the security hereof or to pay or discharge the Obligations in the event Borrower fails to do so, and all amounts so advanced shall be secured hereby and shall be due and payable upon demand by Lender.

ARTICLE V

SECURITY INTEREST

Section 5.01. Security Agreement. With respect to the Personal Property or any portion of the Mortgaged Property which constitutes fixtures or other property governed by the UCC, this Mortgage shall constitute a security agreement between Borrower, as the debtor, and Lender, as the secured party, and Borrower hereby grants to Lender a security interest in such portion of the Mortgaged Property. Cumulative of all other rights of Lender hereunder, Lender shall have all of the rights conferred upon secured parties by the UCC. Borrower authorizes Lender to file financing statements with respect to the security interest of Lender, continuation statements with respect thereto, and any amendments to such financing statements which may be necessitated by reason of any of the changes described in Section 6.C of the Loan Agreement. Furthermore, at any time, and from time to time, Borrower will execute and deliver to Lender all financing statements that may from time to time be required by Lender to establish and maintain the validity and priority of the security interest of Lender, or any modification thereof. Lender may exercise any or all of the remedies of a secured party available to it under the UCC with respect to such property. If, upon the occurrence and during the continuance of an Event of Default, Lender proceeds to dispose of such property in accordance with the provisions of the UCC, 10 days' notice by Lender to Borrower shall be deemed to be reasonable notice under any provision of the UCC requiring such notice; provided, however, that Lender may at its option dispose of such property in accordance with Lender's rights and remedies with respect to the real property pursuant to the provisions of this Mortgage, in lieu of proceeding under the UCC. Borrower represents that its exact legal name and state of formation or organization are as set forth in the first paragraph of this Mortgage. Borrower agrees that, notwithstanding any provision in the UCC to the contrary, Borrower shall not file a termination statement of any financing statement filed by Lender in connection with any security interest granted under this Mortgage if Lender reasonably objects to the filing of such termination statement.

Section 5.02. Effective as a Financing Statement and Fixture Filing. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed for record in the real estate records of each county where any part of the Mortgaged Property (including said fixtures) is situated. This Mortgage shall also be effective as a financing statement covering any other portion of the Mortgaged Property and may be filed in any other appropriate filing or recording office. The mailing address of Borrower is the address of Borrower set forth in the introductory paragraph of this Mortgage, and the address of the Lender from which information concerning the security interests hereunder may be obtained is the address of Lender as set forth in the introductory paragraph of this Mortgage. A carbon, photographic or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 6.01. Events of Default. Each of the following shall be an event of default under this Mortgage (each an "Event of Default"):

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(i)           Subject to the provisions of Section 3.05(b) of this Mortgage, if Borrower fails to pay, prior to delinquency, any taxes, assessments or other charges the failure of which to pay will result in the imposition of a lien against the Mortgaged Property pursuant to Applicable Regulations.

(ii)         If Borrower shall fail to maintain insurance in accordance with the requirements of Section 3.06 of this Mortgage.

(iii)        If Borrower fails to observe or perform any of the covenants, conditions, or obligations of this Mortgage, provided, however, if any such failure does not involve the payment of any principal, interest or other monetary sum due under the Note, is not willful or intentional, does not place any rights or interest in collateral of Lender in immediate jeopardy, and is within the reasonable power of Borrower to promptly cure after receipt of notice thereof, all as determined by Lender in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lender shall have given Borrower notice thereof and a period of 30 days shall have elapsed, during which period Borrower may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30-day period, as determined by Lender in its reasonable discretion, and Borrower is diligently pursuing a cure of such failure, then Borrower shall have a reasonable period to cure such failure beyond such 30-day period, which shall in no event exceed 90 days after receiving notice of the failure from Lender. If Borrower shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required.

(iv)        If there is an "Event of Default" under the Loan Agreement.

Section 6.02. Remedies. Upon the occurrence and during the continuance of an Event of Default subject to the limitations set forth in Section 6.01, Lender may declare all or any part of the Obligations to be due and payable, and the same shall thereupon become due and payable without any presentment, demand, protest or notice (including notice of intent to accelerate and notice of acceleration) of any kind except as otherwise expressly provided herein. Furthermore, upon the occurrence and during the continuance of an Event of Default, Lender may:

(i)          Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, and without regard to the adequacy of its security, enter upon and take possession of the Mortgaged Property or any part thereof and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Mortgaged Property, or part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Mortgaged Property, take any action described herein, sue for or otherwise collect the Rents, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection including reasonable attorneys' fees, upon any Obligations, all in such order as Lender may determine and pursue any remedy available under Chapter 697.07, Florida Statutes as amended, supplemented or superceded from time to time. The entering upon and taking possession of the Mortgaged Property, the taking of any action described herein, the collection of such Rents, and the application thereof as aforesaid, shall not cure or waive any Event of Default or notice of default or invalidate any act done in response to such Event of Default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Mortgaged Property or the collection, receipt and application of Rents, Lender shall be entitled to exercise every right provided for in any of the Loan Documents or by law upon any Event of Default, including the right to exercise the power of sale herein conferred;

(ii)         Commence an action to foreclose this Mortgage in a single parcel or in several parcels, appoint a receiver or specifically enforce any of the covenants hereof;

(iii)        Exercise any or all of the remedies available to a secured party under the Uniform Commercial Code as adopted in the State ("UCC"), including, without limitation:

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(1)         Either personally or by means of a court appointed receiver, commissioner or other officer, take possession of all or any of the Personal Property and exclude therefrom Borrower and all others claiming under Borrower, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Borrower in respect of the Personal Property or any part thereof. In the event Lender demands or attempts to take possession of the Personal Property in the exercise of any rights under any of the Loan Documents, Borrower promises and agrees to promptly turn over and deliver complete possession thereof to Lender;

(2)          Without notice to or demand upon Borrower, make such payments and do such acts as Lender may deem necessary to protect its security interest in the Personal Property, including, without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior to or superior to the security interest granted hereunder and, in exercising any such powers or authority, to pay all expenses incurred in connection therewith;

(3)          Require Borrower to assemble the Personal Property or any portion thereof, at the Premises, and promptly to deliver such Personal Property to Lender, or an agent or representative designated by it. Lender, and its agents and representatives, shall have the right to enter upon any or all of Borrower's premises and property to exercise Lender's rights hereunder;

(4)          Sell, lease or otherwise dispose of the Personal Property at public sale, with or without having the Personal Property at the place of sale, and upon such terms and in such manner as Lender may determine. Lender may be a purchaser at any such sale;

(5)          Unless the Personal Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Borrower at least 10 days' prior written notice of the time and place of any public sale of the Personal Property or other intended disposition thereof. Such notice may be delivered to Borrower at the address set forth at the beginning of this Mortgage and shall be deemed to be given as provided herein; and

(6)          Any sale made pursuant to the provisions of this subsection shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of all or a portion of the other Mortgaged Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Personal Property hereunder as is required for such sale of the other Mortgaged Property under power of sale, and such sale shall be deemed to be pursuant to a security agreement covering both real and personal property under the UCC.

(iv)         Exercise all of Borrower's rights and remedies under the Indemnity Agreements, including, without limitation, making demands and claims and receiving payments under the Indemnity Agreements. Borrower hereby grants Lender a power of attorney (which grant shall be deemed irrevocable and coupled with an interest) to exercise such rights and remedies;

(v)          Apply any sums then deposited in the impound account described in Section 3.07 toward payment of the taxes, assessment and insurance premiums for the Mortgaged Property and/or as a credit on the Obligations in such priority and proportion as Lender may determine in its sole discretion;

(vi)         If held by Lender, surrender the insurance policies maintained pursuant to Section 3.06, collect the unearned insurance premiums and apply such sums as a credit on the Obligations in such priority and proportion as Lender in its sole discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Lender to collect such insurance premiums; and

(vii)       Sell Borrower's interest in the Mortgaged Property pursuant to the power of sale herein conferred. If Lender elects to sell Borrower's interest in the Mortgaged Property by exercise of such power of sale, Lender shall cause such sale to be performed in the manner then required by law.

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(aa)          Lender shall cause to be recorded, published and delivered such notices of default and notices of sale as may then be required by law and by this Mortgage. Thereafter, Lender shall sell Borrower's interest in the Mortgaged Property at the time and place of sale fixed by it, either as a whole, or in separate lots or parcels or items as Lender shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale, or as otherwise may then be required by law. Lender shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Borrower or Lender, may purchase at such sale. Lender may sell not only the real property but also the Personal Property and other interests which are a part of the Mortgaged Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Mortgaged Property separately from the remainder of the Mortgaged Property. Lender shall not be required to take possession of any part of the Mortgaged Property or to have any of the Personal Property present at any sale of the Mortgaged Property. Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Lender, including the posting of notices and the conduct of sale, but in the name and on behalf of Lender. In the event any sale hereunder is not completed or is defective in the opinion of Lender, such sale shall not exhaust the power of sale hereunder, and Lender shall have the right to cause a subsequent sale or sales to be made hereunder.

(bb)         As may be permitted by law, Lender shall apply the proceeds of sale (i) first, to payment of all costs, fees and expenses, including attorneys' fees and expenses incurred by the Lender in exercising the power of sale or foreclosing this Mortgage, (ii) second, to the payment of the Obligations (including, without limitation, the principal, accrued interest and other sums due and owing under the Note and the amounts due and owing to Lender under this Mortgage) in such manner and order as Lender may elect, and (iii) third, the remainder, if any, shall be paid to Borrower, or to Borrower's heirs, devisees, representatives, successors or assigns, or such other persons as may be entitled thereto.

(cc)         Lender may in the manner provided by law postpone sale of all or any portion of the Mortgaged Property.

Section 6.03. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Lender, as a matter of right and without notice to Borrower or anyone claiming under Borrower, and without regard to the then value of the Mortgaged Property or the interest of Borrower therein, or the insolvency of Borrower or the then-owner of the Mortgaged Property, may seek the appointment of a receiver for the Mortgaged Property upon ex parte application to any court of the competent jurisdiction. Borrower waives any right to any hearing or notice of hearing prior to the appointment of a receiver. Such receiver shall be empowered (a) to take possession of the Mortgaged Property and any businesses conducted by Borrower thereon and any business assets used in connection therewith, (b) to exclude Borrower and Borrower's agents, servants and employees from the Mortgaged Property, or, at the option of the receiver, in lieu of such exclusion, to collect a fair market rental from any such persons occupying any part of the Mortgaged Property, (c) to collect the Rents, (d) to complete any construction that may be in progress, (e) to continue the development, marketing and sale of the Mortgaged Property, (f) to do such maintenance and make such repairs and alterations as the receiver deems necessary, (g) to use all stores of materials, supplies and maintenance equipment on the Mortgaged Property and replace such items at the expense of the receivership estate, (h) to pay all taxes and assessments against the Mortgaged Property, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, (i) to request that Lender advance such funds as may reasonably be necessary to the effective exercise of the receiver's powers, on such terms as may be agreed upon by the receiver and Lender, but not in excess of the Default Rate, and (j) generally to do anything that Borrower could legally do if Borrower were in possession of the Mortgaged Property. All expenses incurred by the receiver or his agents, including obligations to repay funds borrowed by the receiver, shall constitute a part of the Obligations. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including reasonable attorneys' fees incurred by the receiver and by Lender, together with interest thereon at the highest rate of interest applicable in the Note from the date incurred until repaid, and the balance shall be applied toward the Obligations or in such other manner as the court may direct.

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Section 6.04. Remedies Not Exclusive. Lender shall be entitled to enforce payment and performance of any Obligations and to exercise all rights and powers under this Mortgage or under any Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Lender's right to realize upon or enforce any other security now or hereafter held by Lender, it being agreed that Lender shall be entitled to enforce this Mortgage and any other security now or hereafter held by Lender in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Lender, or to which Lender may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lender. Lender may pursue inconsistent remedies.

The acceptance by Lender of any sum after the same is due shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums hereby secured or to declare a subsequent Event of Default as herein provided. The acceptance by Lender of any sum in an amount less than the sum then due shall be deemed an acceptance on account only and upon condition that it shall not constitute a waiver of the obligation of Borrower to pay the entire sum then due, and failure of Borrower to pay such entire sum then due shall be an Event of Default, notwithstanding such acceptance of such amount on account, as aforesaid. Lender shall be, at all times thereafter and until the entire sum then due as contemplated by the Loan Documents shall have been paid, and notwithstanding the acceptance by Lender thereafter of further sums on account, or otherwise, entitled to exercise all rights in this instrument conferred upon them or either of them, and the right to proceed with a sale under any notice of default, or an election to sell, or the right to exercise any other rights or remedies hereunder, shall in no way be impaired, whether any of such amounts are received prior or subsequent to such proceeding, election or exercise. Consent by Lender to any action or inaction of Borrower which is subject to consent or approval of Lender hereunder shall not be deemed a waiver of the right to require such consent or approval to future or successive actions or inactions.

Section 6.05. Possession of Mortgaged Property. In the event of a trustee's sale or foreclosure sale hereunder and after the time of such sale, Borrower occupies the portion of the Mortgaged Property so sold, or any part thereof, Borrower shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day based upon the value of the portion of the Mortgaged Property so occupied, such rental to be due and payable daily to the purchaser. An action of unlawful detainer shall lie if the tenant holds over after a demand in writing for possession of such Mortgaged Property; and this Mortgage and a trustee's or sheriff's deed shall constitute a lease and agreement under which the tenant's possession arose and continued. Nothing contained in this Mortgage shall be construed to constitute Lender as a "mortgagee in possession" in the absence of its taking actual possession of the Mortgaged Property pursuant to the powers granted herein.

Section 6.06. Waiver of Rights. Borrower waives the benefit of all laws now existing or that hereafter may be enacted (i) providing for any appraisement before sale of any portion of the Mortgaged Property, or (ii) in any way extending the time for the enforcement of the collection of the Obligations or creating or extending a period of redemption from any sale made in collecting the Obligations. Borrower agrees that Borrower will not at any time insist upon, plea, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension, redemption or homestead exemption, and Borrower, for Borrower, Borrower's representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, homestead exemption, notice of election to mature or declare due the whole of the Obligations and marshaling in the event of foreclosure of the liens hereby created. If any law referred to in this Section and now in force, of which Borrower, Borrower's heirs, devisees, representatives, successors and assigns or other person might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section. Borrower expressly waives and relinquishes any and all rights, remedies and defenses that Borrower may have or be able to assert by reason of the laws of the State pertaining to the rights, remedies and defenses of sureties.

Section 6.07. Relief From Stay. In the event that Borrower commences a case under the Code or is the subject of an involuntary case that results in an order for relief under the Code, subject to court approval, Lender shall thereupon be entitled and Borrower irrevocably consents to relief from any stay imposed by Section 362 of the Code on or against the exercise of the rights and remedies otherwise available to Lender as provided in the Loan Documents and Borrower hereby irrevocably waives its rights to object to such relief. In the event Borrower shall commence a case under the Code or is the subject of an involuntary case that results in an order for relief under the Code, Borrower hereby agrees that no injunctive relief against Lender shall be sought under Section 105 or other provisions of the Code by Borrower or other person or entity claiming through Borrower, nor shall any extension be sought of the stay provided by Section 362 of the Code.

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Section 6.08. Cash Collateral. Borrower hereby acknowledges and agrees that in the event that Borrower commences a case under the Code or is the subject of an involuntary case that results in an order for relief under the Code: (i) that all of the Rents are, and shall for purposes be deemed to be, "proceeds, product, offspring, rents, or profits" of the Premises covered by the lien of this Mortgage, as such quoted terms are used in Section 552(b) of the Code; (ii) that in no event shall Borrower assert, claim or contend that any portion of the Rents are, or should be deemed to be, "accounts" or "accounts receivable" within the meaning of the Code and/or applicable state law; (iii) that the Rents are and shall be deemed to be in any such bankruptcy proceeding "cash collateral" of Lender as that term is defined in Section 363 of the Code; and (iv) that Lender has valid, effective, perfected, enforceable and "choate" rights in and to the Rents without any further action required on the part of Lender to enforce or perfect its rights in and to such cash collateral, including, without limitation, providing notice to Borrower under Section 546(b) of the Code.

Section 6.09. Assignment of Rents and Leases. (a) Borrower hereby assigns, transfers, conveys and sets over to Lender all of Borrower's estate, right, title and interest in, to and under the Leases, whether existing on the date hereof or hereafter entered into, together with any changes, extensions, revisions or modifications thereof and all rights, powers, privileges, options and other benefits of Borrower as the lessor under the Leases regarding the current tenants and any future tenants, and all the Rents from the Leases, including those now due, past due or to become due. Borrower irrevocably appoints Lender its true and lawful attorney-in-fact, at the option of Lender, at any time and from time to time upon the occurrence and during the continuance of an Event of Default, to take possession and control of the Premises, pursuant to Borrower's rights under the Leases, to exercise any of Borrower's rights under the Leases, and to demand, receive and enforce payment, to give receipts, releases and satisfaction and to sue, in the name of Borrower or Lender, for all of the Rents. The power of attorney granted hereby shall be irrevocable and coupled with an interest and shall terminate only upon the payment of all sums due Lender for all losses, costs, damages, fees and expenses whatsoever associated with the exercise of this power of attorney, and Borrower hereby releases Lender from all liability (other than as a result of the gross negligence or willful misconduct of Lender) whatsoever for the exercise of the foregoing power of attorney and all actions taken pursuant thereto. The consideration received by Borrower to execute and deliver this assignment and the liens and security interests created herein is legally sufficient and will provide a direct economic benefit to Borrower. It is intended by Borrower and Lender that the assignment set forth herein constitutes an absolute assignment and not merely an assignment for additional security. Notwithstanding the foregoing, this assignment shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions of Borrower contained in the Leases or otherwise to impose any obligation upon Lender, and, so long as no Event of Default shall have occurred and be continuing, Borrower shall have a license, revocable upon an Event of Default, to possess and control the Premises and collect and receive all Rents. Upon an Event of Default, such license shall be automatically revoked. The assignment of Rents and Leases contained in this Mortgage are intended to provide Lender with all rights and remedies of mortgagees pursuant to Section 697.07, Florida Statutes, as may be amended, supplemented or superceded from time to time. However, in no event shall this reference diminish, alter, impair or affect any other rights or remedies of Lender

(b)          Upon the occurrence and during the continuance of an Event of Default, Lender may, at any time without notice (except if required by applicable law), either in person, by agent or by a court-appointed receiver, regardless of the adequacy of Lender's security, and at its sole election (without any obligation to do so), enter upon and take possession and control of the Premises, or any part thereof, to perform all acts necessary and appropriate to operate and maintain the Premises, including, but not limited to, execute, cancel or modify the Leases, make repairs to the Premises, execute or terminate contracts providing for the management or maintenance of the Premises, all on such terms as are deemed best to protect the security of this assignment, and in Lender's or Borrower's name, sue for or otherwise collect such Rents as specified in this Mortgage as the same become due and payable, including, but not limited to, Rents then due and unpaid. Lender may so sue for or otherwise collect such Rents with or without taking possession of the Premises. Borrower agrees that upon the occurrence and during the continuance of an Event of Default, each tenant of the Premises shall make its rent payable to and pay such rent to Lender (or Lender's agents) on Lender's written demand therefor, delivered to such tenant personally, by mail, or by delivering such demand to each rental unit, without any liability on the part of said tenant to inquire further as to the existence of an Event of Default by Borrower.

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(c)           Rents collected subsequent to any Event of Default shall be applied at the direction of, and in such order as determined by, Lender to the costs, if any, of taking possession and control of and managing the Premises and collecting such amounts, including, but not limited to, reasonable attorney's fees, receiver's fees, premiums on receiver's bonds, costs of repairs to the Premises, premiums on insurance policies, taxes, assessments and other charges on the Premises, and the costs of discharging any obligation or liability of Borrower with respect to the Leases and to the sums secured by this Mortgage. Lender or the receiver shall have access to the books and records used in the operation and maintenance of the Premises and shall be liable to account only for those Rents actually received.

(d)           Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Premises by reason of anything done or left undone by Lender hereunder, except to the extent of Lender's gross negligence or willful misconduct.

(e)           Any entering upon and taking possession and control of the Premises by Lender or the receiver and any application of Rents as provided herein shall not cure or waive any Event of Default hereunder or invalidate any other right or remedy of Lender under applicable law or provided therein.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Satisfaction. If and when the Obligations shall have become due and payable (whether by lapse of time or by acceleration or by the exercise of the privilege of prepayment), and Borrower shall pay or cause to be paid (provided such payment is permitted or required by the Note) the full amount thereof and shall also pay or cause to be paid all other sums payable by the Borrower Parties to the Lender Entities with respect to the Obligations, then this Mortgage shall be void (otherwise it shall remain in full force and effect in law and equity forever) and Lender agrees to execute an instrument evidencing the satisfaction of all obligations under this Mortgage and releasing this Mortgage which shall be prepared and recorded at Borrower's sole expense.

Section 7.02. Limitation of Rights of Others. Nothing in this Mortgage is intended or shall be construed to give to any person, other than Borrower, Environmental Insurer and the holder of the Note, any legal or equitable right, remedy or claim under or in respect of this Mortgage or any covenant, condition or provision herein contained.

Section 7.03. Severability. In case any one or more of the provisions contained herein or in the Note shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Mortgage shall be construed as if such provision had never been contained herein or therein.

Section 7.04. Notices; Amendments; Waiver. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Mortgage (collectively called "Notices") shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next Business Day, if delivered by express overnight delivery service, or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

If to Borrower:	Family Steak Houses of Florida, Inc.
2113 Florida Boulevard
Neptune Beach, FL 32266
Attention: Edward B. Alexander
Telephone: (904) 249-4197
Telecopy: (904) 249-1466

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If to Lender:	GE Capital Franchise Finance Corporation
17207 North Perimeter Drive
Scottsdale, AZ 85255
Attention: General Counsel
Telephone: (480) 585-4500
Telecopy: (480) 585-2226

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above. Whenever in this Mortgage the giving of Notice is required, the giving thereof may be waived in writing at any time by the person or persons entitled to receive such Notice. Except as in this Mortgage otherwise expressly provided, (i) this Mortgage may not be modified except by an instrument in writing executed by Borrower and Lender and (ii) no requirement hereof may be waived at any time except by a writing signed by the party against whom such waiver is sought to be enforced, nor shall any waiver be deemed a waiver of any subsequent breach or default.

Section 7.05. Successors and Assigns. All of the provisions herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, to the same extent as if each such successor and assign were in each case named as a party to this Mortgage. Wherever used, the singular shall include the plural, the plural shall include the singular and the use of any gender shall include all genders.

Section 7.06. Headings. The headings appearing in this Mortgage have been inserted for convenient reference only and shall not modify, define, limit or expand the express provisions of this Mortgage.

Section 7.07. Time of the Essence. Time is of the essence in the performance of each and every obligation under this Mortgage.

Section 7.08. Forum Selection; Jurisdiction; Venue; Choice of Law. Borrower acknowledges that this Mortgage was substantially negotiated in the State of Arizona, this Mortgage was delivered in the State of Arizona, all payments under the Loan Documents will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Mortgage, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona. Borrower consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Borrower waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. The creation of this Mortgage and the rights and remedies of Lender with respect to the Mortgaged Property, as provided herein and by the laws of the State, shall be governed by and construed in accordance with the internal laws of the State without regard to its principles of conflicts of law. With respect to other provisions of this Mortgage, this Mortgage shall be governed by the internal laws of the State of Arizona, without regard to its principles of conflicts of law. Nothing in this Section shall limit or restrict the right of Lender to commence any proceeding in the federal or state courts located in the State to the extent Lender deems such proceeding necessary or advisable to exercise remedies available under the Mortgage or the other Loan Documents.

Section 7.09. Indemnification. Borrower shall indemnify and hold harmless each of the Indemnified Parties for, from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys' fees, court costs and other costs of defense) (collectively, "Losses") (excluding Losses suffered by an Indemnified Party arising out of such Indemnified Party's gross negligence or willful misconduct; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of Borrower's interest in the Mortgaged Property or Borrower's failure to act in respect of matters which are or were the obligation of Borrower under the Loan Documents) caused by, incurred or resulting from Borrower's or Lessee’s operations of, or relating in any manner to, the Mortgaged Property, whether relating to its original design or construction, latent defects, alteration, maintenance, use by Borrower, Lessee or any person thereon, supervision or otherwise, or from any breach of, default under or failure to perform any term or provision of this Mortgage by Borrower, its officers, employees, agents or other persons. It is expressly understood and agreed that Borrower's obligations under this Section shall survive the expiration or earlier termination of this Mortgage for any reason.

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Section 7.10. Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. LENDER, BY ACCEPTING THIS MORTGAGE, AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS MORTGAGE, THE RELATIONSHIP OF LENDER AND BORROWER, BORROWER'S USE OR OCCUPANCY OF THE MORTGAGED PROPERTY, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER AND ANY OF THE OTHER'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER OR ANY OF THE OTHER'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS MORTGAGE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY BORROWER AND LENDER OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

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IN WITNESS WHEREOF, Borrower has executed and delivered this Mortgage as of the day and year first above written.

BORROWER:
FAMILY STEAK HOUSES OF FLORIDA, INC., a
Florida corporation

	By	/s/ Edward Alexander
	Printed Name	Edward Alexander
	Title	Executive Vice President and Chief Financial Officer

U.S. Federal Tax Identification Number:

59-2597349

Organization Identification Number:

/s/ Cynthia D Newton
Witness

Cynthia D Newton
Printed Name

/s/ Stephen C. Travis
Witness

Stephen C. Travis
Printed Name

STATE OF Florida	)
) SS.
COUNTY OF Duval	)

 The foregoing instrument was acknowledged before me on Sept 30, 2002 by Ed Alexander, Exec Vice Pres and Chief Financial Officer of Family Steak Houses of Florida, Inc., a Florida corporation, on behalf of the corporation. He/She is personally known to me or has produced a driver's license as identification and did not take an oath.

/s/ Cynthia D Newton
Notary Public

My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION OF PREMISES

A portion of the Castro Y Ferrer Grant, Section 38, Township 2 South, Range 29 East, Duval County, Florida, being more particularly described as follows:

Commence at the Southwest corner of Lot 15, Block 15, as shown on the plat of Prado Ferrer Plat No. 2 of Florida Beach, as recorded in Plat Book 11, page 61 of the current public records of Duval County, Florida; thence North 89°29'50" East along the Northerly line of the 20 foot alley as shown on said plat and its Easterly prolongation and the Southerly line of those lands described in Official Records Volume 1659, page 53, of the current public records of said County, a distance of 714.22 feet to the Southeast corner of Lot 24, Block 16 as shown on said plat; thence North 00°30’10" West along the Easterly line of said Lot 24, a distance of 82.00 feet to the Southerly right of way line of Atlantic Boulevard, County Road No. 10 (as per J.T.A. Right of Way Map Project No. 72100-3178, dated 7/29/66 and as described and recorded in Official Records Volume 2668, page 781 of the current public records of said County; thence along said Southerly right of way line, run the following three courses and distances: Course No. 1) North 89°29'50" East, 80.00 feet; Course No. 2) North 85°l2'29" East, 240.67 feet; Course No. 3) North 89°29'50" East, 315.00 feet to the centerline of Castro Trail as shown on the Plat of Prado Ferrer Plat No. 2 of Florida Beach, and the Point of Beginning; thence Southerly along said centerline, also being the Easterly boundary of said Prado Ferrer Plat No. 2 of Florida Beach, run the following two courses and distances: Course No. 1) South 00°30'10" East, 133.48 feet to the Point of Curvature of a curve to the left; Course No. 2) Southerly along the arc of said curve being concave Easterly and having a radius of 1796.05 feet, an arc distance of 258.37 feet, said arc being subtended by a chord bearing and distance of South 04°37'26" East, 258.15 feet; thence North 80° 00'18" East, 127.11 feet; thence North 87°08'51" East, 100.00 feet; thence South 83°03'09" East, 24.42 feet to the Westerly line of those lands, described and recorded in Official Records Volume 4454, page 62 of said current public records; thence Northerly along said Westerly line of last said lands and along the arc of a curve concave Easterly and having a radius of 1546.05 feet, an arc distance of 236.51 feet, said arc being subtended by a chord bearing and distance of North 04°53'07" West, 236.28 feet to the Point of Tangency of said curve; thence North 00°30'10" West and continuing along the Westerly line of last mentioned lands, 133.48 feet to the aforementioned Southerly right of way line of Atlantic Boulevard; thence South 89°29'50" West, along last said line, 250.00 feet to the Point of Beginning.

Together with the rights and privileges set forth in Non-exclusive Mutually Reciprocal Roadway Easement for Ingress and Egress and Parking Easement recorded in Official Records Volume 6220, page 1086, as amended in Official Records Volume 6269, page 1436, current public records of Duval County, Florida, more particularly described as follows:

A portion of the Castro Y Ferrer Grant, Section 38, Township 2 South, Range 29 East, Duval County, Florida, being more particularly described as follows:

Commence at the Southwest corner of Lot 15, Block 15, as shown on the plat of Prado Ferrer Plat No. 2, of Florida Beach, as recorded in Plat Book 11, page 61, of the current public records of Duval County, Florida; thence North 89°29'50" East along the Northerly line of the 20 foot alley as shown on said plat and its Easterly prolongation and the Southerly line of those lands described in Official Records Volume

1659, page 53, of the current public records of said County, a distance of 714.22 feet to the Southeast corner of Lot 24, Block 16, as shown on said Plat; thence North 00°30'10" West along the Easterly line of said Lot 24, a distance of 82.00 feet to the Southerly right of way line of Atlantic Boulevard, County Road No. 10 (as per J.T.A. Right of Way Map Project No. 72100-3178, dated 7/29/66 and as described and recorded in Official Records Volume 2668, page 781 of the current public records of said County): thence along said Southerly right of way line run the following three courses and distances: Course No. 1) North 89°29'50" East, 80.00 feet; Course No. 2) North 85°12'29" East, 240.67 feet; Course No. 3) North 89°29'50" East, 315.00 feet to the centerline of Castro Trail as shown on the Plat of Prado Ferrer Plat No. 2 of Florida Beach; thence Southerly along said centerline, also being the Easterly boundary of said Prado Ferrer Plat No. 2 of Florida Beach, run the following two courses and distances: Course No. 1) South 00°30'10" East, 133.48 feet to the Point of Curvature of a curve to the left; Course No. 2) Southerly along the arc of said curve being concave Easterly and having a radius of 1796.05 feet, an arc distance of 258.37 feet, said arc being subtended by a chord bearing and distance of South 04°37'26" East, 258.15 feet for a Point of Beginning; thence North 80°00'18" East, 127.11 feet; thence North 87°08'51" East, 100.00 feet; thence South 83°03'09" East, 24.42 feet to the Westerly line of those lands described and recorded in Official Records Volume 4454, page 62 of said current public records; thence Southerly along said Westerly line of last said lands and along the arc of a curve concave Easterly and having a radius of 1546.05 feet, an arc distance of 58.46 feet, said arc being subtended by a chord bearing and distance of South 10°21' 03" East, 58.45 feet; thence South 89°29'50" West, parallel to said Southerly right of way line of Atlantic Boulevard, a distance of 242.00 feet; thence North 37°55'39" West, a distance of 24.87 feet to said curved Easterly boundary of Prado Ferrer Plat No. 2 of Florida Beach; thence Northerly around and along said Easterly boundary and the arc of said curve, a distance of 16.12 feet, said arc being subtended by a chord bearing and distance of North 09°00'08" West, 16.12 feet to the Point of Beginning.